Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aerwins Technologies Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Taiji Ito, Chief Executive Officer and Yinshun He, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 28, 2023	By:	/s/ Taiji Ito
Taiji Ito
Chief Executive Officer (Principal Executive Officer)

Date: November 28, 2023		/s/ Yinshun (Sue) He
Yinshun (Sue) He
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Aerwins Technologies Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.